ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated February 6, 2012

UBS AG Trigger Phoenix Autocallable Optimization Securities

UBS AG $• linked to the common stock of The NASDAQ OMX Group, Inc. due on or about February 14, 2013

UBS AG $• linked to the American depositary shares of Rio Tinto plc due on or about February 14, 2013

UBS AG $• linked to the common stock of Yahoo! Inc. due on or about February 14, 2013

Investment Description

UBS AG Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “Issuer”) linked to the performance of the common stock or American depositary shares of a specific company (the “underlying stock”). UBS will pay a quarterly contingent coupon payment if the closing price of the underlying stock on the applicable observation date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the quarter. UBS will automatically call the Securities early if the closing price of the underlying stock on any observation date is equal to or greater than the initial price. If the Securities are called, UBS will pay you the principal amount of your Securities plus the contingent coupon for that quarter and no further amounts will be owed to you under the Securities. If the Securities are not called prior to maturity and the final price of the underlying stock is equal to or greater than the trigger price (which is the same price as the coupon barrier), UBS will pay you a cash payment at maturity equal to the principal amount of your Securities plus the contingent coupon for the final quarter. If the final price of the underlying stock is less than the trigger price, UBS will pay you less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative performance of the underlying stock over the term of the Securities and you may lose up to 100% of your initial investment. Investing in the Securities involves significant risks. You may lose some or all of your principal amount. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Contingent Coupon — UBS will pay a quarterly contingent coupon payment if the closing price of the underlying stock on the applicable observation date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the quarter.

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Automatically Callable — UBS will automatically call the Securities and pay you the principal amount of your Securities plus the contingent coupon otherwise due for that quarter if the closing price of the underlying stock on any quarterly observation date is greater than or equal to the initial price. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

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Contingent Repayment of Principal Amount at Maturity — If by maturity the Securities have not been called and the price of the underlying stock does not close below the trigger price on the final valuation date, UBS will repay your principal amount per Security at maturity. If the price of the underlying stock closes below the trigger price on the final valuation date, UBS will repay less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline in the price of the underlying stock from the trade date to the final valuation date. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates*

Trade Date	February 10, 2012
Settlement Date	February 15, 2012
Observation Dates	Quarterly (see page 4)
Final Valuation Date	February 8, 2013
Maturity Date	February 14, 2013

*	Expected. See page 4 for additional details.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-16 OF THE TRIGGER PHOENIX AUTOCALLABLE OPTIMIZATION SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offerings

These preliminary terms relate to three separate Securities we are offering. Each of the three Securities is linked to the common stock or American depositary shares of a different company and each of the three Securities has a different contingent coupon rate, initial price, trigger price and coupon barrier. The contingent coupon rate, initial price, trigger price and coupon barrier for each of the Securities will be set on the trade date. Each of the Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof. The performance of each Security will not depend on the performance of any other Security.

Underlying Stocks	Stock Ticker	Contingent Coupon Rate	Initial Price	Trigger Price	Coupon Barrier	CUSIP	ISIN
Common stock of The NASDAQ OMX Group, Inc.	NDAQ	9.10% to 11.60% per annum	$•	80% of the Initial Price	80% of the Initial Price	9026M0168	US9026M01683
American depositary shares of Rio Tinto plc	RIO	10.20% to 14.20% per annum	$•	70% of the Initial Price	70% of the Initial Price	9026M0150	US9026M01501
Common stock of Yahoo! Inc.	YHOO	12.10% to 14.60% per annum	$•	75% of the Initial Price	75% of the Initial Price	9026M0143	US9026M01436

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms set forth in the Trigger Phoenix Autocallable Optimization Securities (“TPAOS”) product supplement relating to the Securities, dated January 13, 2012, the accompanying prospectus and this free writing prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this free writing prospectus, or the accompanying product supplement or prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS and are not FDIC insured.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of The NASDAQ OMX Group, Inc.	$•	$10.00	$•	$0.15	$•	$9.85
Securities linked to the American depositary shares of Rio Tinto plc	$•	$10.00	$•	$0.15	$•	$9.85
Securities linked to the common stock of Yahoo! Inc.	$•	$10.00	$•	$0.15	$•	$9.85

UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offerings to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and these offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	TPAOS Product Supplement dated January 13, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512011468/d281730d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Phoenix Autocallable Optimization Securities” or the “Securities” refer to three different Securities that are offered hereby. Also, references to the “TPAOS product supplement” mean the UBS product supplement, dated January 13, 2012, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated January 11, 2012.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

♦	You believe the closing price of the underlying stock will be equal to or greater than the coupon barrier on the specified observation dates (including the final valuation date).

♦

You understand and accept that you will not participate in any appreciation in the price of the underlying stock and that your potential return is limited to the contingent coupon payments specified in the applicable pricing supplement.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦

You would be willing to invest in the Securities if the applicable contingent coupon rate was set equal to the bottom of the range for the anticipated contingent coupon rate for such offering of the Securities, as specified on the cover hereof (the actual contingent coupon rate will be determined on the trade date for each offering of the Securities and will be specified in the applicable pricing supplement).

♦	You are willing to forgo dividends paid on the underlying stock.

♦

You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity, a term of approximately 12 months, and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

♦

You believe that the price of the underlying stock will decline during the term of the Securities and is likely to close below the coupon barrier on the specified observation dates and below the trigger price on the final valuation date.

♦	You seek an investment that participates in the full appreciation in the price of the underlying stock or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦

You would be unwilling to invest in the Securities if the applicable contingent coupon rate was set equal to the bottom of the range for the anticipated contingent coupon rate for such offering of the Securities, as specified on the cover hereof (the actual contingent coupon rate will be determined on the trade date for each offering of the Securities and will be specified in the applicable pricing supplement).

♦	You prefer to receive the dividends paid on the underlying stock.

♦

You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market for the Securities.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 6 of this free writing prospectus for risks related to an investment in the Securities.

Common Terms for Each Offering of the Securities

Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security
Term(1)	Approximately 12 months, unless called earlier. In the event that we make any change to the expected trade date and settlement date, the observation dates (including the final valuation date) and maturity date will be changed to ensure that the stated term of the Securities remains the same.
Underlying Stock	The common stock or American depositary shares of a specific company, as indicated on the first page of this free writing prospectus.
Contingent Coupon

If the closing price of the underlying stock is equal to or greater than the coupon barrier on any observation date, UBS will pay you the contingent coupon applicable to such observation date.

If the closing price of the underlying stock is less than the coupon barrier on any observation date, the contingent coupon applicable to such observation date will not be payable and UBS will not make any payment to you on the relevant coupon payment date.

The contingent coupon will be a fixed amount based upon equal quarterly installments at the contingent coupon rate, which is a per annum rate. The table below sets forth each observation date, coupon payment date and a hypothetical contingent coupon for each Security. The actual contingent coupons will be based upon the applicable contingent coupon rate, which will be determined on the trade date. The table below assumes a contingent coupon rate of (i) 10.35% per annum for Securities linked to the common stock of The NASDAQ OMX Group, Inc., (ii) 12.20% per annum for Securities linked to the American depositary shares of Rio Tinto plc and (iii) 13.35% per annum for Securities linked to the common stock of Yahoo! Inc. Actual amounts will be determined on the trade date; amounts in the table below may have been rounded for ease of analysis.

Contingent Coupon (per Security)

Observation Dates(1)	Coupon Payment Dates	The NASDAQ OMX Group, Inc.	Rio Tinto plc	Yahoo! Inc.
May 10, 2012	May 14, 2012	$0.2588	$0.3050	$0.3338
August 10, 2012	August 14, 2012	$0.2588	$0.3050	$0.3338
November 13, 2012	November 15, 2012	$0.2588	$0.3050	$0.3338
February 8, 2013	February 14, 2013	$0.2588	$0.3050	$0.3338

Contingent coupon payments on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing price of the underlying stock is less than the coupon barrier.
Contingent Coupon Rate	The contingent coupon rate is expected to be between (i) 9.10% to 11.60% per annum for Securities linked to the common stock of The NASDAQ OMX Group, Inc., (ii) 10.20% to 14.20% per annum for Securities linked to the American depositary shares of Rio Tinto plc and (iii) 12.10% to 14.60% per annum for Securities linked to the common stock of Yahoo! Inc. Actual contingent coupon rate for each Security will be determined on the trade date.

Automatic Call Feature

The Securities will be called automatically if the closing price of the underlying stock on any observation date is equal to or greater than the initial price.

If the Securities are called on any observation date, UBS will pay you on the corresponding coupon payment date (which will be the “call settlement date”) a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

Payment at Maturity (per Security)

If the Securities are not called and the final price is equal to or greater than the trigger price and coupon barrier, UBS will pay you a cash payment per Security on the maturity date equal to $10.00 plus the contingent coupon otherwise due on the maturity date.

If the Securities are not called and the final price is less than the trigger price, UBS will pay you a cash payment on the maturity date of less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative underlying return, for an amount equal to:

$10.00 + ($10.00 × Underlying Return)

Underlying Return	Final Price – Initial Price Initial Price
Trigger Price	A percentage of the initial price of the underlying stock, as specified on the first page of this free writing prospectus (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the TPAOS product supplement).
Coupon Barrier	A percentage of the initial price of the underlying stock, as specified on the first page of this free writing prospectus (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the TPAOS product supplement).
Initial Price	The closing price of the underlying stock on the trade date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the TPAOS product supplement).
Final Price	The closing price of the underlying stock on the final valuation date, as determined by the calculation agent.
Coupon Payment Dates	Two business days following each observation date, except that the coupon payment date for the final valuation date is the maturity date.

(1)	Subject to the market disruption event provisions set forth in the TPAOS product supplement beginning on page PS-34.

Investment Timeline

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Key Risks

An investment in any offering of the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying stock. Some of the risks that apply to each offering of the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of the TPAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying stock is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, you will lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying stock.

♦

The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the underlying stock is above the trigger price.

♦

You may not receive any contingent coupons — UBS will not necessarily make periodic coupon payments on the Securities. If the closing price of the underlying stock on an observation date is less than the coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing price of the underlying stock is less than the coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

♦

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying stock — The return potential of the Securities is limited to the pre-specified contingent coupon rate, regardless of the appreciation of the underlying stock. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Securities are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Since the Securities could be called as early as the first observation date, the total return on the Securities could be minimal. If the Securities are not called, you will not participate in any appreciation in the price of the underlying stock even though you will be subject to the underlying stock’s risk of decline. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying stock.

♦

Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying stock reflects a higher expectation as of the trade date that the price of such underlying stock could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, while the contingent coupon rate is set on the trade date, an underlying stock’s volatility can change significantly over the term of the Securities. The price of the underlying stock for your Securities could fall sharply, which could result in a significant loss of principal.

♦

Reinvestment risk — The Securities will be called automatically if the closing price of the underlying stock is equal to or greater than the initial price on any observation date. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an automatic call, contingent coupon payment or any contingent repayment of principal provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Single stock risk — The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and the issuer of such underlying stock (the “underlying stock issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the respective underlying stock issuer and the underlying stock for your Securities. For additional information regarding each underlying stock issuer, please see “Information about the Underlying Stocks” and “The NASDAQ OMX Group, Inc.,” “Rio Tinto plc” and “Yahoo! Inc.” in this free writing prospectus and the respective underlying stock issuer’s SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the applicable underlying stock issuer with the SEC.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying stock will rise or fall. The closing price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying stock. You should be willing to accept the downside risks of owning equities in general and the underlying stock in particular, and the risk of losing some or all of your initial investment.

♦

Risks associated with non-U.S. Companies — An investment in the Notes linked to the value of non-U.S. companies, such as the American depositary shares of Rio Tinto plc (“Rio Tinto”), which are issued by a Brazilian issuer, involves risks associated with the home country of such non-U.S. company. The prices of Rio Tinto’s American depositary shares may be affected by political, economic, financial and social factors in the home country of Rio Tinto, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

♦

There are important differences between the American depositary shares and the ordinary shares of Rio Tinto — If your Notes are linked to Rio Tinto, you should be aware that your return on the Notes is linked to the price of the American depositary shares of Rio Tinto and not the ordinary shares of Rio Tinto. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. Each American depositary share is a security evidenced by American Depositary Receipts that represent one ordinary share of Rio Tinto. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuers, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of Rio Tinto may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Notes.

♦

Exchange rate risk — Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

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The Notes linked to American depositary shares are subject to risks associated with foreign securities markets — Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦

Owning the Securities is not the same as owning the underlying stock — The return on your Securities is unlikely to reflect the return you would realize if you actually owned the underlying stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying stock during the term of your Securities. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying stock may have. Furthermore, the underlying stock may appreciate substantially during the term of the Securities and you will not participate in such appreciation.

♦

There is no affiliation between the respective underlying stock issuers and UBS, and UBS is not responsible for any disclosure by such issuer — We are not affiliated with any underlying stock issuer. However, we and our affiliates may currently, or from time to time in the future engage in business with an underlying stock issuer. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the underlying stock and the underlying stock issuer. You, as an investor in the Securities, should make your own investigation into the underlying stock and the underlying stock issuer for your Securities. The underlying stock issuer is not involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying stock issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying stock, the calculation agent may make adjustments to the initial price, the coupon barrier and trigger price applicable to such underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the TPAOS product supplement or the applicable pricing supplement as necessary to achieve an equitable result. Following certain corporate events relating to the respective issuer of the underlying stock where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock or American depositary shares of a successor to the respective underlying stock issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such corporate event. If the issuer of an underlying stock becomes subject to (i) a corporate event whereby the underlying stock is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock or American depositary shares issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-35 of the product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

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There may be little or no secondary market — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying stock; the volatility of the underlying stock; the dividend rate paid on the underlying stock; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; and the creditworthiness of UBS.

♦

Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

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Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying stock, may adversely affect the market price of the underlying stock and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying stock, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date or whether the Securities are subject to an automatic call, or the amount you receive at maturity of the Securities. The calculation agent may postpone any observation date (including the final valuation date) if a market disruption event occurs and is continuing on such date.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying stock to which the Securities are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of $0.15 per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.

Hypothetical Examples of How the Securities Might Perform

The examples below illustrate the payment upon a call or at maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security will be determined on the trade date; amounts may have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	12 months
Initial Price:	$35.00
Contingent Coupon Rate:	12.00% per annum (or 3.00% per quarter)
Contingent Coupon:	$0.30 per quarter
Observation Dates:	Quarterly
Trigger Price:	$26.25 (which is 75% of the Initial Price)
Coupon Barrier:	$26.25 (which is 75% of the Initial Price)

Example 1 — Securities are Called on the First Observation Date

Date	Closing Price	Payment (per Security)

First Observation Date	$45.00 (at or above Initial Price)	$10.30 (Settlement Amount)
	Total Payment:	$10.30 (3.00% return)

Since the Securities are called on the first observation date, UBS will pay you on the call settlement date a total of $10.30 per Security reflecting your principal amount plus the applicable contingent coupon for a 3.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 2 — Securities are Called on the Third Observation Date

Date	Closing Price	Payment (per Security)

First Observation Date	$33.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Second Observation Date	$30.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Third Observation Date	$45.00 (at or above Initial Price)	$10.30 (Settlement Amount)
	Total Payment:	$10.90 (9.00% return)

Since the Securities are called on the third observation date, UBS will pay you on the call settlement date a total of $10.30 per Security, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon payments of $0.60 received in respect of prior observation dates, UBS will have paid you a total of $10.90 per Security for a 9.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 3 — Securities are NOT Called and the Final Price of the Underlying Stock is at or above the Trigger Price

Date	Closing Price	Payment (per Security)

First Observation Date	$33.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Second Observation Date	$25.00 (below Coupon Barrier)	$0.00
Third Observation Date	$20.00 (below Coupon Barrier)	$0.00
Final Valuation Date	$30.00 (at or above Trigger Price and Coupon Barrier;	$10.30 (Payment at Maturity)
	below Initial Price)
	Total Payment:	$10.60 (6.00% return)

At maturity, UBS will pay you a total of $10.30 per Security, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon payment of $0.30 received in respect of prior observation dates, UBS will have paid you a total of $10.60 per Security for a 6.00% total return on the Securities.

Example 4 — Securities are NOT Called and the Final Price of the Underlying Stock is below the Trigger Price

Date	Closing Price	Payment (per Security)

First Observation Date	$33.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Second Observation Date	$30.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Third Observation Date	$27.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Final Valuation Date	$14.00 (below Trigger Price and Coupon Barrier)	$10.00 + [$10.00 × Underlying Return] =
$10.00 + [$10.00 × -60%] =
$10.00 - $6.00 =
$ 4.00 (Payment at Maturity)

	Total Payment	$ 4.90 (-51.00% return)

Since the Securities are not called and the final price of the underlying stock is below the trigger price, at maturity UBS will pay you $4.00 per Security. When added to the contingent coupon payments of $0.90 received in respect of prior observation dates, UBS will have paid you $4.90 per Security for a loss on the Securities of 51.00%.

The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your initial investment. Specifically, if the Securities are not called and the final price is less than the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including payments in respect of an automatic call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the Securities.

Information about the Underlying Stocks

All disclosures contained in this free writing prospectus regarding each underlying stock are derived from publicly available information. Neither UBS nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any underlying stock contained in this free writing prospectus. You should make your own investigation into each underlying stock.

Included on the following pages is a brief description of each underlying stock issuer. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each underlying stock. The information given below is for the four calendar quarters in each of 2008, 2009, 2010 and 2011. Partial data is provided for the first calendar quarter of 2012. We obtained the closing price information set forth below from the Bloomberg Professional© service (“Bloomberg”) without independent verification. You should not take the historical prices of each underlying stock as an indication of future performance.

Each of the underlying stocks are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by each issuer of the underlying stocks with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each issuer of the underlying stocks under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

The NASDAQ OMX Group, Inc.

According to publicly available information, The NASDAQ OMX Group, Inc. (“NASDAQ”) is a global exchange group that delivers trading, clearing, exchange technology, securities listing, and public company services. Its global offerings are diverse and include trading and clearing across multiple asset classes, market data products, financial indexes, capital formation solutions, financial services and market technology products and services. Its technology supports cash equity trading, derivatives trading, clearing and settlement and many other functions. In the United States, it operates The NASDAQ Stock Market, a registered securities exchange. In Europe, NASDAQ operates exchanges in Stockholm (Sweden), Copenhagen (Denmark), Helsinki (Finland), and Iceland as NASDAQ OMX Nordic, and exchanges in Tallinn (Estonia), Riga (Latvia) and Vilnius (Lithuania) as NASDAQ OMX Baltic. NASDAQ operates in three segments: Market Services, Issuer Services and Market Technology. NASDAQ’s Market Services segment includes it’s the United States and European Transaction Services businesses, as well as its Market Data and Broker Services businesses and offers trading on multiple exchanges and facilities across several asset classes, including cash equities, derivatives, debt, commodities, structured products and exchange traded funds (ETFs). The Issuer Services segment includes its Global Listing Services and Global Index Group businesses and offers capital raising solutions to companies around the globe. NASDAQ’s Market Technology segment provides technology solutions such as support trading, clearing, settlement, surveillance and information dissemination for markets with wide ranging requirements. Information filed by NASDAQ with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-32651, or its CIK Code: 0001120193. NASDAQ’s website is http://www.nasdaqomx.com. NASDAQ’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “NDAQ.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for NASDAQ’s common stock, based on the daily closing prices on the primary exchange for NASDAQ. We obtained the closing prices below based from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The closing price of NASDAQ on February 2, 2012 was $24.66. The actual initial price will be the closing price of NASDAQ’s common stock on the trade date. The historical performance of the underlying stock should not be taken as indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$48.23	$35.86	$38.66
4/1/2008	6/30/2008	$41.69	$26.55	$26.55
7/1/2008	9/30/2008	$38.80	$23.70	$30.57
10/1/2008	12/31/2008	$33.44	$15.76	$24.71
1/2/2009	3/31/2009	$26.74	$18.35	$19.58
4/1/2009	6/30/2009	$22.53	$17.63	$21.31
7/1/2009	9/30/2009	$22.87	$18.92	$21.05
10/1/2009	12/31/2009	$20.79	$18.03	$19.82
1/4/2010	3/31/2010	$21.16	$17.99	$21.12
4/1/2010	6/30/2010	$22.96	$17.78	$17.78
7/1/2010	9/30/2010	$20.48	$17.30	$19.43
10/1/2010	12/31/2010	$24.16	$19.29	$23.71
1/3/2011	3/31/2011	$29.64	$23.38	$25.84
4/1/2011	6/30/2011	$29.07	$23.35	$25.30
7/1/2011	9/30/2011	$26.27	$20.40	$23.14
10/3/2011	12/30/2011	$26.64	$22.31	$24.51
1/3/2012*	2/2/2012*	$25.99	$24.33	$24.66

*	As of the date of this free writing prospectus, available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through February 2, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of NASDAQ’s common stock from February 10, 2005 through February 2, 2012, based on information from Bloomberg. The dotted line represents a hypothetical coupon barrier and trigger price of $19.73, which is equal to 80% of the closing price on February 2, 2012. The actual coupon barrier and trigger price will be based on the closing price of NASDAQ’s common stock on the trade date. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

Rio Tinto plc

According to publicly available information, Rio Tinto plc (“Rio Tinto”) is engaged in minerals exploration, development, production and processing. Rio Tinto’s product groups include aluminum, copper, diamonds and minerals, energy, and iron ore. Its major products are aluminum, copper, diamonds, coal, iron ore, uranium, molybdenum, gold, borates, titanium dioxide, salt and talc. Rio Tinto’s businesses include open pit and underground mines, mills, refineries and smelters, as well as a number of research and service facilities. Information filed by Rio Tinto with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10533, or its CIK Code: 0000863064. Rio Tinto’s website is http://www.riotinto.com. Rio Tinto’s American depositary shares are listed on the New York Stock Exchange under the ticker symbol “RIO.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Rio Tinto’s American depositary shares, based on the daily closing prices on the primary exchange for Rio Tinto. We obtained the closing prices below based from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The closing price of Rio Tinto on February 2, 2012 was $62.62. The actual initial price will be the closing price of Rio Tinto’s American depositary shares on the trade date. The historical performance of the underlying stock should not be taken as indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$116.00	$82.83	$102.96
4/1/2008	6/30/2008	$138.73	$104.94	$123.75
7/1/2008	9/30/2008	$117.06	$56.63	$62.38
10/1/2008	12/31/2008	$63.56	$15.18	$22.23
1/2/2009	3/31/2009	$35.29	$19.79	$33.52
4/1/2009	6/30/2009	$53.13	$31.67	$40.97
7/1/2009	9/30/2009	$45.66	$31.14	$42.57
10/1/2009	12/31/2009	$55.44	$40.22	$53.85
1/4/2010	3/31/2010	$59.95	$46.90	$59.18
4/1/2010	6/30/2010	$61.60	$39.87	$43.60
7/1/2010	9/30/2010	$59.60	$44.26	$58.73
10/1/2010	12/31/2010	$71.66	$58.59	$71.66
1/3/2011	3/31/2011	$76.63	$62.00	$71.12
4/1/2011	6/30/2011	$73.93	$65.55	$72.32
7/1/2011	9/30/2011	$73.63	$44.08	$44.08
10/3/2011	12/30/2011	$58.18	$42.30	$48.92
1/3/2012*	2/2/2012*	$62.62	$51.24	$62.62

*	As of the date of this free writing prospectus, available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through February 2, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Rio Tinto’s American depositary shares from January 3, 2000 through February 2, 2012, based on information from Bloomberg. The dotted line represents a hypothetical coupon barrier and trigger price of $43.83 which is equal to 70% of the closing price on February 2, 2012. The actual coupon barrier and trigger price will be based on the closing price of Rio Tinto’s American depositary shares on the trade date. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

Yahoo! Inc.

According to publicly available information, Yahoo! Inc. (“Yahoo”) together with its subsidiaries, is a digital media company. Yahoo delivers personalized digital content and experiences, across devices and around the globe, to audiences. Yahoo provides engaging and innovative canvases for advertisers to connect with their target audiences. To users, Yahoo provides online properties and services (“Yahoo! Properties”). To advertisers, Yahoo provides a range of marketing services designed to reach and connect with users of its Yahoo! Properties, as well as with Internet users beyond Yahoo! Properties, through a distribution network of third-party entities that have integrated its advertising offerings into their Websites or other offerings. Yahoo’s offerings to users on Yahoo! Properties fall into three categories: Communications and Communities, Search and Marketplaces, and Media. Yahoo’s Communications and Communities offerings, including Yahoo! Mail, Yahoo! Messenger, Yahoo! Groups, Yahoo! Answers, Flickr, and Connected TV, provides a range of communication and social services to users and small businesses. Yahoo’s Search and Marketplaces offerings provide quick answers to users’ information needs through Yahoo! Search and Yahoo! Local. Yahoo’s Media offerings are designed to engage users online content and services on the Web. Information filed by Yahoo with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-28018, or its CIK Code: 0001011006. Yahoo’s website is http://www.yahoo.com. Yahoo’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “YHOO.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Yahoo’s common stock, based on the daily closing prices on the primary exchange for Yahoo. We obtained the closing prices below based from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The closing price of Yahoo on February 2, 2012 was $15.72. The actual initial price will be the closing price of Yahoo’s common stock on the trade date. The historical performance of the underlying stock should not be taken as indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$29.98	$19.05	$28.93
4/1/2008	6/30/2008	$28.67	$20.66	$20.66
7/1/2008	9/30/2008	$24.64	$16.88	$17.30
10/1/2008	12/31/2008	$16.96	$8.95	$12.20
1/2/2009	3/31/2009	$14.12	$11.01	$12.81
4/1/2009	6/30/2009	$16.67	$12.75	$15.66
7/1/2009	9/30/2009	$17.81	$14.18	$17.81
10/1/2009	12/31/2009	$17.67	$14.97	$16.78
1/4/2010	3/31/2010	$17.23	$14.79	$16.53
4/1/2010	6/30/2010	$18.97	$13.83	$13.83
7/1/2010	9/30/2010	$15.52	$13.08	$14.17
10/1/2010	12/31/2010	$17.02	$14.23	$16.63
1/3/2011	3/31/2011	$17.77	$15.58	$16.65
4/1/2011	6/30/2011	$18.65	$14.69	$15.04
7/1/2011	9/30/2011	$15.81	$11.09	$13.16
10/3/2011	12/30/2011	$16.71	$13.53	$16.13
1/3/2012*	2/2/2012*	$16.31	$15.43	$15.72

*	As of the date of this free writing prospectus, available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through February 2, 2012. Accordingly, the ‘‘Quarterly High,’’ ‘‘Quarterly Low’’ and ‘‘Quarterly Close’’ data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Yahoo’s common stock from January 3, 2000 through February 2, 2012, based on information from Bloomberg. The dotted line represents a hypothetical coupon barrier and trigger price of $11.79, which is equal to 75% of the closing price on February 2, 2012. The actual coupon barrier and trigger price will be based on the closing price of Yahoo’s common stock on the trade date. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the TPAOS product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying stock. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year. In addition, any contingent coupon that is paid by UBS including on the maturity date or upon automatic call should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-50 of the TPAOS product supplement. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the TPAOS product supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their ”net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Supplemental Plan of Distribution (Conflicts of Interest)

We will agree to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents will agree to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of the final pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

♦

Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances.

♦

Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦

Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.